DALE MATHESON               Partnership of: Robert J. Burkart, Inc.
CARR-HILTON LABONTE                         James F. Carr-Hilton, Ltd.
---------------------                       Alvin F. Dale, ltd.
Chartered Accountants                       Peter J. Donaldson, Inc.
                                            R.J. LaBonte, Ltd.
                                            Robert J. Matheson, Inc.
                                            Fraser G. Ross, Ltd.
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March 31, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Pacific Northwest Productions, Inc.- Form SB-2 Registration Statement
    Amendment No. 3

Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement-Amendment #3 dated March 31, 2005, of the following:

Our report to the Stockholders and Board of Directors of Pacific Northwest Productions Inc. dated March 24, 2005 on the financial statements of the Company as at December 31, 2004 and for the period from July 6, 2004 (inception) to Decemer 31, 2004.

In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.


Yours truly,
/s/ Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia

Vancouver:    Suite 1700-1140 W.Pender St., Vancouver, BC, Canada V6E 4G1
              Tel: 604-687-4747    Fax: 604-687-4215